Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statements (Form S-8 No. 333-170619, Form S-8 No. 333-161355 and Form S-8 No. 333-120057) pertaining to the AngioDynamics, Inc. Employee Stock Purchase Plan;

2.
Registration Statements (Form S-8 No. 333-162844, Form S-8 No. 333-161355, Form S-8 No. 333-138456 and Form S-8 No. 333-120057) pertaining to the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan;

3.
Registration Statement (Form S-8 No. 333-162844) pertaining to the Rita Medical Systems, Inc. 2005 Stock and Incentive Plan, Rita Medical Systems, Inc. 2000 Stock Plan, Rita Medical Systems, Inc. 2000 Directors’ Stock Option Plan, Rita Medical Systems, Inc. 1994 Incentive Stock Plan and Horizon Medical Products, Inc. 1998 Stock Incentive Plan;

4.	Registration Statement (Form S-8 No. 333-120057) pertaining to the AngioDynamics, Inc. 1997 Stock Option Plan;

5.	Registration Statement (Form S-8 No. 333-120053) pertaining to the AngioDynamics , Inc. Spin-Off Adjustment Stock Option Plan for Certain Participants in the E-Z-EM, Inc. 1983 Stock Option Plan; and

6.
Registration Statement (Form S-8 No. 333-120053) pertaining to the AngioDynamics, Inc. Spin-Off Adjustment Stock Option Plan for Certain Participants in the E-Z-EM, Inc. 1984 Directors and Consultants Stock Option Plan

of our report dated March 23, 2012, with respect to the consolidated financial statements of NM Holding Company, Inc. and Subsidiaries incorporated by reference in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 23, 2012